Exhibit 10.53

March 28, 2022

By Email

Raffaele Baffa, M.D., Ph.D.

28 Cliff Road

Wellesley, MA 02481

Dear Raffaele:

This letter agreement (“Agreement”) confirms the terms of your separation from Alaunos Therapeutics, Inc., f/k/a ZIOPHARM Oncology, Inc. (“Alaunos” or the “Company”).1 Unless you rescind your assent as set forth in Section 5(viii) below, this Agreement shall be effective, final and binding upon the expiration of the Revocation Period set forth in Section 5(viii) (the “Effective Date”).

1.
Separation Date. On March 31, 2022 (the “Separation Date”) you shall voluntarily resign your employment with the Company without Good Reason (as that term is defined in your Employment Agreement dated September 30, 2020, as amended on November 23, 2020; the “Employment Agreement”). On or about the Separation Date, the Company shall provide your final pay in accordance with applicable law (“Final Pay”). This Agreement shall become effective upon the expiration of the Revocation Period, as defined below (the “Effective Date”).

2.
Consideration. If you execute and do not rescind this Agreement, then the Company will provide you with the following (the “Consideration”):

(i)
severance pay in the amount of $155,000, less all applicable income and payroll taxes, deductions and withholdings (the “Severance Pay”), which is equivalent to four (4) months of your base salary and which shall be paid in a lump sum within thirty (30) days after the Effective Date;

1. Except for the obligations set forth in Section 2, which shall be the obligations solely of Alaunos Therapeutics, Inc., whenever the terms “Alaunos Therapeutics, Inc.,” “Alaunos” or the “Company” are used in this Agreement (including, without limitation, Section 5), they shall be deemed to include Alaunos Therapeutics, Inc. and any and all of its divisions, affiliates and subsidiaries and all related entities, and its and their directors, officers, employees, managers, supervisors, agents, successors and assigns.

Raffaele Baffa, M.D., Ph.D.

March 28, 2022

(ii)
regardless of whether you execute this Agreement, you are eligible to continue receiving group medical, dental and/or vision insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), and the COBRA “qualifying event” shall be deemed to occur on the Separation Date. Provided you timely complete the required COBRA election forms and remain eligible, the Company will pay one hundred percent (100%) of the COBRA premiums for four (4) months; and

(iii)
waive your obligation to repay the Sign-On Bonus as set forth in Section 4(c) of the Employment Agreement.

3.
Acknowledgments. You acknowledge and agree that (i) this Agreement and the Consideration do not constitute a severance plan and shall confer no benefit on anyone other than Alaunos and you; (ii) the Consideration provided for herein is not otherwise due or owing to you under any employment agreement (oral or written); and (iii) except for the Final Pay and any vested monies due to under any retirement programs in which you participate, you have been paid and provided all wages, vacation pay, holiday pay, earned paid sick time, bonuses, commissions, leaves of absence, family and medical leave, and any other form of compensation or benefit that may be due to you now or that would have become due in the future in connection with your employment with or separation of employment from Alaunos.

4.
Return of Company Property; Confidentiality; Trade Secrets; Non-Disparagement. You hereby agree to:

(i)
promptly return all property and documents (whether in hard copy or electronic form) of Alaunos in your custody or possession on or before the Separation Date;

(ii)
not represent yourself as an employee or agent of Alaunos after the Separation Date;

(iii)
on the Separation Date, execute the Invention, Non-Disclosure, Non-Solicitation and Non-Competition Agreement attached hereto as Exhibit A, which you acknowledge is in consideration for the Severance Pay and which shall supersede the Invention, Non-Disclosure, Non-Solicitation and Non-Competition Agreement previously signed by you on November 10, 2020 (the “Prior Non-Compete Agreement”).

(iv)
keep confidential and not publicize or disclose the existence and terms of this Agreement, other than to (a) an immediate family member, legal counsel, accountant or financial advisor, provided that any such individual to whom disclosure is made aware of these confidentiality obligations; or (b) a state or

Raffaele Baffa, M.D., Ph.D.

March 28, 2022

federal tax authority or government agency to which disclosure is mandated by applicable state or federal law; and

(v)
not make any statements that are disparaging about or adverse to the business interests of Alaunos or that are intended to or do harm the reputation of Alaunos, including, but not limited to, any statements that disparage any products, services, finances, employees, officers, capabilities or any other aspect of the business of Alaunos.

Your breach of this Section 4 will constitute a material breach of this Agreement and, in addition to any other legal or equitable remedy available to Alaunos, will relieve Alaunos of the obligation to provide any Consideration not already paid or provided and/or entitle Alaunos to recover any Consideration already paid or provided.

5.
Release of Claims.

(i)
You hereby acknowledge and agree that by signing this Agreement and accepting the Consideration, you are waiving your right to assert any form of legal claim against Alaunos (as defined in footnote number 1) of any kind whatsoever from the beginning of time through and including the Effective Date, except for claims related to the Company’s failure to perform its obligations under this Agreement. Your waiver and release is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as “Claims”) against Alaunos seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against Alaunos up to and including the Effective Date. You understand that there could be unknown or unanticipated Claims resulting from your employment with Alaunos and the termination thereof and agree that such Claims are intended to be, and are, included in this waiver and release.

(ii)
Without limiting the foregoing general waiver and release, you specifically waive and release the Company from any Claims arising from or related to your employment relationship with the Company or the termination thereof, including without limitation:

(a)
Claims under any local, state or federal discrimination, harassment, fair employment practices or other employment related statute, regulation or executive order, including, without limitation, the Massachusetts Fair Employment Practices Act (also known as Chapter 151B), the Age

Raffaele Baffa, M.D., Ph.D.

March 28, 2022

Discrimination in Employment Act, the Older Workers Benefits Protection Act (“OWBPA”), the Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, the Pregnancy Discrimination Act, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Civil Rights Act of 1991, and Title VII of the Civil Rights Act of 1964, each as they may have been amended through the Effective Date;

(b)
Claims under any local, state or federal employment related statute, regulation or executive order relating to wages, hours, whistleblowing, leaves of absence or any other terms and conditions of employment, including, without limitation, the Fair Labor Standards Act, the Equal Pay Act of 1963, the Family and Medical Leave Act, the Massachusetts Payment of Wages Law (Massachusetts General Laws Chapter 149, §§ 148, 150), Massachusetts General Laws Chapter 149 in its entirety and Massachusetts General Laws Chapter 151 in its entirety (including, without limitation, the sections concerning payment of wages, minimum wage and overtime), each as they may have been amended through the Effective Date. You specifically acknowledge that you are waiving any Claims for unpaid wages under these and other statutes, regulations and executive orders;

(c)
Claims under any local, state or federal common law theory; and

(d)
any other Claim arising under other local, state or federal law.

(iii)
The general release in this Section 5 is (a) not affected or limited by the recitation of the specific releases in this Section 5 and (b) shall not limit any right you may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission.

(iv)
Consistent with federal and state discrimination laws, nothing in this release shall prohibit you from challenging the validity of this release under federal or state discrimination laws or from filing a charge or complaint of age or other employment related discrimination with the Equal Employment Opportunity Commission (“EEOC”) or similar state agency, or from participating in any investigation or proceeding conducted by the EEOC or similar state agency. Further, nothing in this release or Agreement shall be deemed to limit the Company’s right to seek immediate dismissal of such charge or complaint on the basis that your signing of this Agreement constitutes a full release of any individual rights under federal or state discrimination laws, or the Company’s right to seek restitution or other legal remedies to the extent permitted by law of

Raffaele Baffa, M.D., Ph.D.

March 28, 2022

the economic benefits provided to you under this Agreement in the event that you successfully challenge the validity of this release and prevail in any claim under federal or state discrimination laws.

(v)
You have twenty-one (21) days to consider and accept the provisions of this Agreement. You agree that any changes to this Agreement, whether material or immaterial, will not restart the running of this 21-day period.
(vi)
You may rescind your assent to this Agreement if, within seven (7) business days after you sign it the “Revocation Period”), you email a written notice of rescission to me.

6.
Miscellaneous.

(i)
This Agreement supersedes any and all prior oral and/or written agreements, and sets forth the entire agreement between Alaunos and you with respect to your separation from Alaunos, including, without limitation, the Employee Agreement and the Prior Non-Compete Agreement.

(ii)
No variations or modifications of this Agreement shall be deemed valid unless in writing and signed by Alaunos and you. The provisions of this Agreement are severable, and if for any reason any part shall be found to be unenforceable, the remaining provisions shall be enforced in full.

(iii)
The validity, interpretation and performance of this Agreement, and all other matters relating to your employment and separation of employment from Alaunos, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to conflict of law principles. Both parties agree that any action, demand, claim or counterclaim relating to (a) your employment and separation of your employment, and (b) the terms and provisions of this Agreement or to its breach, shall be commenced in the Commonwealth of Massachusetts in a court of competent jurisdiction. Both parties further agree that any such dispute shall be tried by a judge alone, and both parties hereby waive and forever renounce the right to a trial before a civil jury in any such dispute.

Alaunos wants to ensure that you fully understand the terms and effects of this Agreement. To that end, you have been encouraged and given an opportunity to consult with legal counsel. By executing this Agreement, you are acknowledging that (a) you have been afforded sufficient time to understand this Agreement and consult with legal counsel; (b) your agreements and obligations under this Agreement are made voluntarily, knowingly and without duress; and (c) neither Alaunos nor its agents or representatives have made any representations inconsistent with the provisions of this Agreement.

Raffaele Baffa, M.D., Ph.D.

March 28, 2022

If the foregoing correctly sets forth our arrangement, please sign, date and return this Agreement to me.

Very truly yours,

ALAUNOS THERAPEUTICS, INC.

/s/ Kevin S. Boyle, Sr.
Kevin S. Boyle, Sr.
Chief Executive Officer

Accepted and Agreed To Under Seal:

/s/ Raffaele Baffa, M.D., Ph.D.
Raffaele Baffa, M.D., Ph.D.

Dated: March 28, 2022

Raffaele Baffa, M.D., Ph.D.

March 28, 2022

EXHIBIT A

INVENTION, NON-DISCLOSURE, NON-SOLICITATION AND

NON-COMPETITION AGREEMENT

In consideration of the severance pay being provided to me by Alaunos Therapeutics, Inc. (hereinafter referred to as the “Company”) pursuant to my Separation Agreement dated March 28, 2022, the adequacy of which is acknowledged by me, I agree as follows:

1.
Proprietary Information

(a) I agree that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, manufacturing information, technical information, strategies, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of actual or prospective customers, suppliers, vendors, clinical sites, or collaborators of the Company. I will not disclose any Proprietary Information to any person or entity other than employees of the Company (who have a business reason to receive such information) or use the same for any purposes (other than in the performance of my duties as an employee of the Company) without written approval by an officer of the Company, either during or after my employment with the Company.

(b) I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by the Company) of all Inventions made by me during the period of my employment by the Company, which records shall be available to, and remain the sole property of, the Company at all times. I agree that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by me or others, which shall come into my custody or possession, shall be and are the exclusive property of the Company to be used by me only in the performance of my duties for the Company. All such materials or copies thereof and all tangible property of the Company in my custody or possession shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of my employment (whether voluntary or involuntary). After such delivery, I shall not retain any such materials or copies thereof or any such tangible property.

(c) I agree that my obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and my obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of third parties including but not limited to actual or prospective customers, suppliers

Raffaele Baffa, M.D., Ph.D.

March 28, 2022

vendors, clinical sites, or collaborators of the Company to the Company or other third parties who may have disclosed or entrusted the same to me or the Company.

(d) I am also expected, both during and after my employment with the Company, to maintain the confidentiality of the Company’s trade secrets. The term “trade secrets,” as used in this Agreement, shall be given its broadest possible interpretation under Massachusetts law and under the Defend Trade Secrets Act of 2016 and shall include, but not be limited to, anything tangible or intangible, and whether or how stored (including without limitation, electronically kept or stored), which constitutes, represents, evidences or records a secret scientific, technical, merchandising, production, financial or management information, design, process, procedure, formula, invention or improvement; and other confidential and proprietary information and documents.

(e) I acknowledge and understand that: (i) I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; (ii) I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; (iii) if I file a lawsuit for retaliation for reporting a suspected violation of law I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, provided I file any document containing the trade secret under seal and do not disclose the trade secret, except pursuant to court order.

(f) I understand that, notwithstanding the forgoing, this Agreement does not limit my ability to communicate with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”), including to report possible violations of federal law or regulation or making other disclosures that are protected under the whistleblower provisions of federal law or regulation, or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice, to any Government Agency.

2.
Developments

(a) I will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived, or reduced to practice by me or under my direction or jointly with others during my employment by the Company whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

(b) I agree to assign and do hereby assign to the Company (or any person or entity designated by the Company) all of my right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 2(b) shall

Raffaele Baffa, M.D., Ph.D.

March 28, 2022

not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by me not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. I understand that, to the extent this Agreement shall be construed in accordance with the law of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. I also hereby waives all claims to moral rights in any Developments.

(c) I agree to cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. I shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interest in any Development. I further agree that if the Company is unable, after reasonable effort, to secure my signature on any such papers, any executive officer of the Company shall be entitled to execute any such papers as my agent and my attorney-in-fact, and I hereby irrevocably designate and appoint each executive officer of the Company as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

(d) If, in the course of my employment with the Company, I incorporate a Prior Development into any product or service offered or sold by the Company, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and/or sell such Prior Development. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Developments in any Company products without the Company’s prior written consent.

3.
Non-competition

(a) For a period of four (4) months after the termination or cessation of such employment for any reason (voluntarily or involuntarily), I will not directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant, or in any other capacity whatsoever (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a publicly held company), engage in the business of researching, developing, designing, producing, manufacturing marketing or selling (or assisting any other person in researching, developing, designing, producing, manufacturing, marketing or selling) cancer treatment therapies with immune cells expressing engineered TCRs.

(b) If I violate the provisions of Section 3, I shall continue to be bound by the restrictions set forth in Section 3 until a period of four (4) months has expired without any violation of such provisions.

Raffaele Baffa, M.D., Ph.D.

March 28, 2022

4.
Non-Solicitation

(a) For a period of one year after the termination or cessation of such employment for any reason (voluntarily or involuntarily), I will not directly or indirectly:

(i) solicit, divert, take away or do business with, or attempt to solicit, divert, take away or do business with, any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by me while employed by the Company;

(ii) in any way interfere with the relationship between any such clients, customers or accounts and the Company; or

(iii) solicit or encourage any clients, customers, or accounts to terminate or diminish their relationship with the Company.

(b) For a period of two years after the termination or cessation of such employment for any reason (voluntarily or involuntarily), I will not directly or indirectly recruit, solicit or hire any employee, of the Company (who was employed or engaged by the Company at any time during my employment with the Company), or induce or attempt to induce any such employee of the Company to terminate his/her employment or engagement with, or otherwise cease his/her relationship with, the Company.

(c) If I violate the provisions of Section 4(a), I shall continue to be bound by the restrictions set forth in Section 4(a) until a period of one year has expired without any violation of such provisions. If I violate the provisions of Section 4(b), I shall continue to be bound by the restrictions set forth in Section 4(b) until a period of two years has expired without any violation of such provisions.

5.
Other Agreements

I hereby represent that, except as I have disclosed in writing to the Company, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

6.
United States Government Obligations

I acknowledge that the Company from time to time may have agreements with the other persons or with the United States Government, or agencies thereof, which impose obligations or

Raffaele Baffa, M.D., Ph.D.

March 28, 2022

restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions which are made known to me and to take all action necessary to discharge the obligations of the Company under such agreements.

7.
No Employment Contract

I understand that this Agreement does not constitute a contract of employment and does not imply that my employment will continue for any period of time.

8.
Notification of New Employers

During my employment with the Company and for two years after my employment ends for any reason (voluntarily or involuntarily), I hereby agree to provide a copy of this Agreement to any employer or prospective employer, and I hereby authorize the Company to provide copies of this Agreement to any person or entity that may or does employ or do business with, or consider employing or doing business with, me in the future.

9.
Miscellaneous

(a) The term “Company” shall include Alaunos Therapeutics, Inc. and any of its parents, subsidiaries, subdivisions, predecessors or affiliates. The Company shall have the right to assign, without my express consent, this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

(b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(c) This Agreement supersedes all prior agreements, written or oral, between me and the Company relating to the subject matter of this Agreement.

(d) This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by me and the Company. I acknowledge that my covenants in this Agreement are given in exchange for, among other things, my employment and the terms and conditions of such employment. My covenants are not tied to my present role, title or responsibilities. I therefore agree that any change or changes in my duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(e) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

Raffaele Baffa, M.D., Ph.D.

March 28, 2022

(f) The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by me to be reasonable for such purpose. I agree that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, I agree that the Company, in addition to such other remedies which may be available, shall be entitled to seek specific performance, injunctive relief, or other equitable relief. I further understand and agree that in the event either party breaches or fails to honor any term of this Agreement, and the party seeking to enforce the terms of the this Agreement is successful in whole or in part in any legal or equitable action to defend its rights under or to enforce any terms of this Agreement, the successful party shall be entitled to payment of all costs, expenses and reasonable attorneys’ fees associated with such action by the other.

(g) If any restriction set forth in Sections 3 or 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(h) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of laws principles thereof. In addition, I agree that any dispute concerning this Agreement shall be heard exclusively by a court of competent jurisdiction within Massachusetts. By signing below, I acknowledge that I am subject to the exclusive personal jurisdiction of the Massachusetts courts in any county where the Company has operations or facilities. Both parties further agree that any such dispute shall be tried by a judge alone, and both parties hereby waive and forever renounce the right to a trial before a civil jury in any such dispute.

Signature Page Follows.

Raffaele Baffa, M.D., Ph.D.

March 28, 2022

Invention, Non-Disclosure and Non-Competition Agreement

Alaunos Therapeutics, Inc.

/s/ Melinda Lackey
Melinda Lackey, Senior Vice President, Legal

March 28, 2022
Date

By signing and returning this signed Agreement to the Human Resources Department of Alaunos Therapeutics, Inc., I hereby acknowledge that I have received the Agreement, have fully reviewed it, and will abide by its terms at all times.

Intending to be legally bound hereby, I have signed this Agreement under seal as of the day and year written below. I hereby acknowledge that I have been advised and am aware of my right to consult with an attorney prior to signing this Agreement.

/s/ Raffaele Baffa, M.D., Ph.D.
Raffaele Baffa, M.D., Ph.D.

March 28, 2022
Date